Exhibit 10.2

FOURTH AMENDMENT TO THE

M.D.C. HOLDINGS, INC.

AMENDED EXECUTIVE OFFICER PERFORMANCE-BASED COMPENSATION

PLAN

The stockholders of M.D.C. Holdings, Inc. (the “Company”) on April 29, 2008 approved the Amended Executive Officer Performance-Base Compensation Plan (the “Plan”). The Plan was amended by the First Amendment effective as of January 1, 2008, by the Second Amendment effective as of June 1, 2011, and by the Third Amendment effective as of January 1, 2012. All capitalized terms not otherwise defined herein shall have a meaning ascribed to them in the Plan, as amended. This Fourth Amendment to the Plan, upon stockholder approval of the amendment, will be effective as of January 1, 2012 (the “Effective Date”).

RECITAL

Subject to stockholder approval, the Compensation Committee (the “Committee”) of M.D.C. Holdings, Inc. hereby amends Paragraphs C and D of Article III of the Plan to read in their entirety as follows:

AMENDMENTS

C. If the Performance Goal for fiscal year 2012 is achieved, each of the Covered Employees shall receive, in accordance with the terms of this Plan, no more than $3,500,000.

D. For 2012 and thereafter, only the Performance Goal in Paragraph A.(ii) of Article III shall apply. For 2012 and thereafter, the Adjusted Pre-Tax Return of Stockholders’ Equity Goal in Paragraph A.(i) of Article III shall not apply and shall be deemed deleted from the Plan.

This Fourth Amendment, following approval of the stockholders, has been executed on the date set forth below, to be effective as of the Effective Date set forth above.

M.D.C. HOLDINGS, INC.

By:
Its:
Date: